UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 30, 2012

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 30, 2012, the 2012 Annual Meeting of Shareholders of InVivo Therapeutics Holdings Corp. (the “Company”) was held. The following matters were submitted to the stockholders at the meeting, all of which were approved:

•	the election of one Class I director to hold office for a three-year term ending at the annual meeting of shareholders in 2015;

•

the approval of an amendment to the Company’s 2010 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 3,500,000 shares to 6,500,000 shares; and

•

the ratification of the appointment of ratify the appointment of Wolf & Company, P.C., an independent registered public accounting firm, as the independent auditor of our company for the fiscal year ending December 31, 2012.

The number of votes for and against and the number of abstentions and non-votes with respect to each matter are set forth below.

Election of Class I Director

Nominee	For Votes	Withheld Votes	Broker Non-Votes

Dr. Richard J. Roberts	29,886,433	1,925,426	13,508,731

Approval of Amendment to 2010 Equity Incentive Plan

For	Against	Abstained	Broker Non-Votes

28,902,523	2,633,986	275,350	13,508,731

Ratification of Appointment of Wolf & Company, P.C. as independent auditor

For	Against	Abstained	Broker Non-Votes

44,673,550	522,656	124,384	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: June 1, 2012	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer